As filed with the Securities and Exchange Commission on November 3, 2005

Registration No. 333-90465

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNBIOTICS CORPORATION

(Exact name of Registrant as specified in its charter)

California	95-3737816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11011 Via Frontera, San Diego, California 92127

(858) 451-3771

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

KEITH A. BUTLER

VICE PRESIDENT - FINANCE AND CHIEF EXECUTIVE OFFICER

SYNBIOTICS CORPORATION

11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA 92127

(858) 451-3771

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hayden J. Trubitt, Esq.

Heller Ehrman LLP

4350 La Jolla Village Drive

7th Floor

San Diego, California 92122

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

SYNBIOTICS CORPORATION

Deregistration

This registration statement, as amended to the date of its effectiveness (November 19, 1999), registered 239,950 shares of our common stock. We signed a credit agreement with a group of banks represented by Banque Paribas as agent on July 9, 1997. In connection with that credit agreement, we executed a warrant for Banque Paribas to purchase 239,950 shares of our common stock, at $0.01 per share, prior to May 31, 2007. The warrant has not been exercised, in whole or in part, and no shares have been issued in conjunction with the warrant. The Company is “going private” and is terminating the registration of its common stock under Rule 12g-(4)(a)(1)(i) of the Securities Exchange Act of 1934, as amended. Accordingly, the Company hereby deregisters 239,950 shares of the common stock originally covered by the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 3, 2005.

SYNBIOTICS CORPORATION

By:	/s/ KEITH A. BUTLER
Keith A. Butler
Vice President – Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ PAUL R. HAYS Paul R. Hays	Chief Executive Officer, President and Director (Principal Executive Officer)	November 3, 2005

/S/ KEITH A. BUTLER Keith A. Butler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 3, 2005

/S/ THOMAS A. DONELAN Thomas A. Donelan	Director	November 3, 2005

/S/ CHRISTOPHER P. HENDY Christopher P. Hendy	Director	November 3, 2005